UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2009
_____________________________________________

New Mexico Software, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________

Nevada	333-30176	91-1287406
(State of other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5021 Indian School Road NE
Suite 100
Albuquerque, NM	87110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 255-1999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On June 1, 2009, the Registrant dismissed DeJoya Griffith, LLC as the Registrant’s independent auditor.  On June 1, 2009, the Registrant engaged Beckstead & Watts, LLP, as their  independent accountants for the year ended December 31, 2009. This is a change in accountants recommended and approved by the Registrant’s Executive Management and the Registrant’s  Board of Directors. During the most recent two fiscal years and the portion of time preceding the decision to engage Beckstead & Watts, LLP, neither the Registrant nor anyone engaged on its  behalf has consulted with Beckstead & Watts, LLP regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit  opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K)  or a reportable event.

The audit reports issued by DeJoya Griffith, LLC with respect to the Registrant’s financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse  opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that DeJoya Griffith, LLC’s report contained an explanatory  paragraph regarding substantial doubt about the Registrant’s ability to continue as a going concern. From January of 2007 through the notice date, there were no disagreements between the  Registrant and DeJoya Griffith, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the  satisfaction of DeJoya Griffith, LLC would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by DeJoya Griffith, LLC, as the independent accountants of the Registrant.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Exhibits

EXHIBITS

Exhibit Number	Description
(16)	Letter from DeJoya Griffith, LLC, dated June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

New Mexico Software, Inc.

By: /s/ Richard F. Govatski
Richard F. Govatski, President
Date: June 2, 2009